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                                                                   Exhibit 10.57


                                               ASSIGNMENT AND ASSUMPTION
                                     AGREEMENT dated as of November 20, 2001
                                     (this "AGREEMENT"), between DONJOY, L.L.C., a Delaware limited liability company (the "COMPANY"), and DJ ORTHOPEDICS, INC., a Delaware corporation (the "Parent").

                  Reference is made to the Agreement and Plan of Merger, dated as of October 26, 2001 (the "MERGER AGREEMENT"), among the Company, the Parent, and DJ Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent (the "MERGER SUBSIDIARY" and, together with the Company and the Parent, the "PARTIES").

                  Pursuant to the terms of the Merger Agreement, the Parties have agreed that the Merger Subsidiary shall merge with and into the Company, with the result being that the Company shall be the surviving entity.

                  ACCORDINGLY, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. DEFINED TERMS.

                  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Merger Agreement.

         SECTION 2. ASSIGNMENT.

                  On and subject to the terms and conditions of the Merger Agreement, the Company hereby transfers, conveys and assigns to the Parent all of its right, title and interest in, to and under the Assigned Contracts.

         SECTION 3. ASSUMPTION.

                  On and subject to the terms and conditions of the Merger Agreement, the Parent hereby assumes and shall perform, discharge and otherwise be responsible for all obligations, responsibilities or liabilities of the Company under the Assigned Contracts and those items referred to in SECTION 2.1(C) of the Merger Agreement.

         SECTION 4. GOVERNING LAW.

                  This agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

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         SECTION 5. MERGER AGREEMENT.

                  The Merger Agreement is hereby incorporated herein by reference and shall control in the event of any conflict with this Agreement. Nothing contained in this Agreement is intended to provide any rights to, or impose any obligations on, the Company or the Parent beyond those rights and obligations expressly provided to, or imposed on, the Company or the Parent in the Merger Agreement.


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                  IN WITNESS WHEREOF, each of the undersigned has caused this
Assignment and Assumption Agreement to be executed on its behalf as of the date first written above.

                                      DONJOY, L.L.C.


                                      By:  /s/ Leslie H. Cross
                                           Leslie H. Cross
                                           President and Chief Executive Officer


                                      DJ ORTHOPEDICS, INC.


                                      By:  /s/ Cyril Talbot III
                                           Cyril Talbot III
                                           Senior Vice President - Finance,
                                           Chief Financial Officer & Secretary